Exhibit 99.1

Osprey Energy Acquisition Corp. Announces August 20, 2018 as Date for Special Meeting of Stockholders to Approve Initial Business Combination

NEW YORK, NEW YORK, August 3, 2018. Osprey Energy Acquisition Corp. (“Osprey”) (NASDAQ: OSPR, OSPRU, OSPRW), an energy-focused special purpose acquisition entity, today announced that it will hold a special meeting of stockholders on August 20, 2018 to approve Osprey’s initial business combination. The special meeting will take place at 3:00 p.m. eastern time. Osprey has set August 1, 2018 as the record date for the special meeting.

The special meeting will be held at the Sofitel Hotel at 120 South 17th Street, Philadelphia, Pennsylvania 19103. Osprey stockholders will vote to approve the proposed acquisition of specific assets of Royal Resources L.P. (“Royal”), an entity owned by funds managed by Blackstone Energy Partners and Blackstone Capital Partners and certain related matters. Osprey stockholders as of the record date of the special meeting will be entitled to vote at the special meeting and will receive a definitive proxy statement regarding the proposed business combination.

Upon completion of the transaction, Osprey will be renamed Falcon Minerals Corporation, a public minerals company with a world-class, oil-weighted asset base concentrated in the core-of-the-core of the Eagle Ford Shale and a strategic focus on driving sustainable free cash flow and visible growth in leading North American oil plays.

Important Additional Information

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the proposed business combination, on August 3, 2018, Osprey filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. Osprey commenced mailing the definitive proxy statement to its stockholders on August 3, 2018. OSPREY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED BUSINESS COMBINATION AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement, as well as other filings containing information about Osprey, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Osprey and its directors and officers may be deemed participants in the solicitation of proxies of Osprey stockholders in connection with the proposed business combination. Osprey stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Osprey in the definitive proxy statement and other relevant materials filed by Osprey with the SEC in connection with the proposed business combination and in Osprey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Forward-Looking Statements

Certain statements contained in this press release, which reflect the current views of Osprey with respect to future events, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. These forward-looking statements include, but are not limited to, statements with respect to the completion of the transactions contemplated by the definitive agreement between Osprey and Royal and the future operating and financial performance, business plans and prospects of the combined company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements contained in this press release are based on Osprey’s current expectations and beliefs concerning future developments and their potential effects on Osprey and Royal. There can be no assurance that future developments affecting us will be those that we have anticipated. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Osprey’s or Royal’s control) or other assumptions that may cause actual events to be materially different from those expressed or implied by these forward-looking statements. A description of certain risks and uncertainties and factors that could cause actual results to differ materially from past results and future plans and projected and estimated future results can be found in Osprey’s filings with the SEC, including the definitive proxy statement filed by Osprey with the SEC in connection with the proposed business combination and Osprey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, all of which are available free of charge at www.sec.gov. None of Osprey, Royal or their respective affiliates or representatives assumes any obligation to update or correct any forward-looking statements or other information contained in this Communication.

Contacts:
Jeffrey Brotman: +1-215-832-4161

jbrotman@hepcollc.com